Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO - MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated April 13, 2007 on the consolidated financial statements of Banyan Corporation (the Company) included in its Annual Report on Form 10-KSB being filed by the Company, for the fiscal year ended December 31, 2006.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario	Chartered Accountants
September 5, 2007	Licensed Public Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:	416 785 5353
Fax:	416 785 5663